               VOTING AGREEMENT, dated as of November 6, 1997, among Quality Food Centers, Inc., a Washington corporation (the "Company"), and the individuals and other parties listed on Schedule A attached hereto (each, a "Stockholder" and, collectively, the "Stockholders").

               WHEREAS, the Company, Fred Meyer, Inc., a Delaware corporation ("Parent"), and Q-Acquisition Corp., a Washington corporation and a wholly owned subsidiary of Parent ("Sub"), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement;

               WHEREAS, each Stockholder owns the number of shares of Common Stock, par value $.01 per share, of Parent (the "Parent Common Stock") set forth opposite his or its name on Schedule A attached hereto (such shares of Parent Common Stock, together with any other shares of capital stock of Parent acquired by such Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the "Subject Shares"); and

               WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Company has requested that each Stockholder enter into this Agreement;

               NOW, THEREFORE, to induce the Company to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

               1. Representations and Warranties of each Stockholder. Each Stockholder hereby, severally and not jointly, represents and warrants to the Company as of the date hereof in respect of himself or itself as follows:

               (a) Authority. The Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or to the Stockholder's property or assets. If the Stockholder is married and the Stockholder's Subject Shares constitute community property or otherwise need spousal or other approval to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such spouse in accordance with its terms. No trust of which such Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.

               (b) The Subject Shares. The Stockholder is the record and beneficial owner of, and has good and marketable title to, the Subject Shares set forth opposite his or its name on Schedule A attached hereto, free and clear of any Encumbrances. The Stockholder does not own, of record or beneficially, any shares of capital stock of Parent other than the Subject Shares set forth opposite his or its name on Schedule A attached hereto. The Stockholder has the sole right to vote, and the sole power of disposition with respect to, such Subject Shares, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or disposition of such Subject Shares, except as contemplated by this Agreement.

               2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Stockholder that the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the certificate of incorporation or by-laws of the Company, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Company or to the Company's property or assets.

               3. Agreement to Vote. Until the termination of this Agreement in accordance with Section 6, each Stockholder, severally and not jointly, agrees that, at any meeting of stockholders of Parent called to vote upon the issuance of Parent Common Stock in the Merger or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the issuance of Parent Common Stock in the Merger is sought, the Stockholder shall be present (in person or by proxy) and shall vote (or cause to be voted) all Subject Shares then beneficially owned by such Stockholder in favor of the issuance of Parent Common Stock in the Merger.

               4. Further Assurances. Each Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

               5. No Restriction on Transfer. Nothing in this Agreement shall limit the right of any Stockholder to sell, transfer, hypothecate, pledge or otherwise dispose of (collectively, "Transfer") any of the Subject Shares and no Transferee of any Subject Shares shall have any obligation hereunder.

               6. Termination. This Agreement shall terminate upon the earlier of (a) the date of termination of the Merger Agreement, (b) the date of termination of the Shareholders Agreement dated as of November 6, 1997 between Fred Meyer, Inc. and Zell/Chilmark Fund L.P. or (c) the Effective Time.

               7.  General Provisions.

               (a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

               (b) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the Company in accordance with Section 8.2 of the Merger Agreement and to the Stockholders at their respective addresses set forth on Schedule A attached hereto (or at such other address for a party as shall be specified by like notice).

               (c) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this

        Agreement, they shall be deemed to be followed by the words "without limitation".

               (d) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

               (e) Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein)
        (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

               (f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

               8. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iii) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a Federal court sitting in the state of Delaware or a Delaware state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

               IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

                                        QUALITY FOOD CENTERS, INC.



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        Stockholders:


                                        THE YUCAIPA COMPANIES


                                        By: /s/ RONALD W. BURKLE
                                           -------------------------------------
                                           Name: Ronald W. Burkle
                                           Title: General Partner


                                        YUCAIPA ARIZONA PARTNERS, L.P.
                                        YUCAIPA SMITTY'S PARTNERS, L.P.
                                        YUCAIPA SMITTY'S PARTNERS II, L.P.
                                        YUCAIPA SSV PARTNERS, L.P.

                                        By: THE YUCAIPA COMPANIES as the
                                            General Partner of each of the
                                            entities listed above


                                        By: /s/ RONALD W. BURKLE
                                        ----------------------------------------
                                           Name: Ronald W. Burkle
                                           Title: General Partner


                                        /s/ JEFFREY P. SMITH
                                        ----------------------------------------
                                           Name: Jeffrey P. Smith


                                        /s/ FRED L. SMITH
                                        ----------------------------------------
                                           Name: Fred L. Smith


                                        /s/ RICHARD D. SMITH
                                        ----------------------------------------
                                           Name: Richard D. Smith

                                        THE DEE GLENN MARITAL TRUST


                                        By: /s/ JEFFREY P. SMITH
                                           -------------------------------------
                                           Name:  Jeffrey P. Smith
                                           Title: Trustee


                                        THE TRUST FOR THE CHILDREN OF
                                        JEFFREY P. SMITH


                                        By: /s/ JEFFREY P. SMITH
                                           -------------------------------------
                                           Name: /s/ Jeffrey P. Smith
                                           Title: Trustee


                                        THE TRUST FOR THE CHILDREN OF
                                        FRED L. SMITH


                                        By: /s/ FRED L. SMITH
                                           -------------------------------------
                                            Name:  Fred L. Smith
                                            Title: Trustee


                                        THE TRUST FOR THE CHILDREN OF
                                        RICHARD D. SMITH


                                        By: /s/ RICHARD D. SMITH
                                           -------------------------------------
                                           Name:  Richard D. Smith
                                           Title: Trustee

                                   SCHEDULE A



                                                      SHARES OF FRED MEYER, INC.
                                                      --------------------------
                    NAME                                     COMMON STOCK
                    ----                                     ------------

The Yucaipa Companies                                           420,000
        10000 Santa Monica Boulevard, 5th Floor
        Los Angeles, CA  90067

Yucaipa Arizona Partners, L.P.                                  574,522
        c/o The Yucaipa Companies
        10000 Santa Monica Boulevard, 5th Floor
        Los Angeles, CA  90067

Yucaipa Smitty's Partners, L.P.                                 631,400
        c/o The Yucaipa Companies
        10000 Santa Monica Boulevard, 5th Floor
        Los Angeles, CA  90067

Yucaipa Smitty's Partners II, L.P.                              287,264
        c/o The Yucaipa Companies
        10000 Santa Monica Boulevard, 5th Floor
        Los Angeles, CA  90067

Yucaipa SSV Partners, L.P.                                    2,813,760
        c/o The Yucaipa Companies
        10000 Santa Monica Boulevard, 5th Floor
        Los Angeles, CA  90067

Jeffrey P. Smith                                              1,372,994
        c/o Smith's Food & Drug Centers, Inc.
        1550 South Redwood Road
        Salt Lake City, UT  84101

Fred L. Smith                                                   530,686
        c/o Smith's Food & Drug Centers, Inc.
        1550 South Redwood Road
        Salt Lake City, UT  84101

Dee Glen Smith Marital Trust I                                  471,002
        c/o Ida W. Smith
        1066 North East Capital Blvd.
        Salt Lake City, UT  84103

Trust for the Children of Jeffrey P. Smith                    1,176,740
        c/o Smith's Food & Drug Centers, Inc.
        1550 South Redwood Road
        Salt Lake City, UT  84101

Trust for the Children of Fred L. Smith                       1,383,996
        c/o Smith's Food & Drug Centers, Inc.
        1550 South Redwood Road
        Salt Lake City, UT  84101                             ---------

------------------------------

(1) The children of Fred L. Smith have individual trusts for shares of Class A Common Stock. Fred L. Smith is the trustee and the trusts are as follows: Fred Lloyd Smith Trust -- 41,353 shares, Staci Elaine Smith Trust -- 28,670 shares and Zachary Dee Smith trust -- 28,670 shares.